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                                                                     EXHIBIT 3.5

                                STATE OF VERMONT

                               Secretary of State
                        State House, Montpelier, Vermont

                               ARTICLES OF MERGER
                   (Pursuant to V.S.A. Title 11, Section 1955)

     MAPLE PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of Vermont and having its principal place of business at St. Johnsbury, Vermont, hereby files the following Articles of Merger with respect to the merger of Maple Products, Inc. and MAPLE GROVE, INC., a corporation duly organized and existing under the laws of the State of Vermont and having its principal place of business at St. Johnsbury, Vermont, as the constituent corporations into Maple Products, Inc., one of the constituent corporations which shall be the surviving corporation.

                                   ARTICLE ONE

     The Plan of Merger is attached hereto and incorporated herein as Exhibit "A" to these Articles of Merger.

                                   ARTICLE TWO

         As to each corporation the number of outstanding shares of each class of shares entitled to vote are:

                           Shares              Shares Entitled
Corporation                Outstanding         to Vote                  Class
-----------                -----------         ---------------          -----

Maple Products, Inc.           100                    100               Common
Maple Grove, Inc.              100                    100               Common

                                  ARTICLE THREE

         The Plan of Merger was mailed to the sole shareholder of Maple Grove, Inc. on April 27, 1976, and said sole shareholder has waived the 30 day waiting period required by V.S.A. Title

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11, Section 1955(d), which Waiver is attached hereto and incorporated herein as
Exhibit "B" to these Articles of Merger.

                    ----------------------------------------

     If the Secretary of State finds that these Articles conform to law and that all fees required by Chapter 17 of the Vermont Statutes Annotated have been paid, request is made that:

     (1) These Articles be endorsed as "Filed" on April 30, 1976;

     (2) These Articles be filed in the Office of the Secretary of State; and

     (3) The Secretary of State issue a Certificate of Merger effecting the merger described herein as of the close of business on said April 30, 1976.

     IN WITNESS WHEREOF the undersigned Maple Products, Inc. has caused these Articles of Merger to be executed by its President and by its Secretary and to be duly verified by the said Secretary this 28th day of April, 1976.

                                                MAPLE PRODUCTS, INC.


                                                By:  /s/ William F. Callahan
                                                     ---------------------------
                                                  William F. Callahan, III
                                                  its President


                                                                and


(Seal)                                          By:  /s/ Richard P. Callahan
                                                     ---------------------------
                                                  Richard P. Callahan
                                                  its Secretary
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Commonwealth of Massachusetts      )
                                   )  ss.
County of Suffolk                  )

     I, Richard P. Callahan, a Notary Public, do hereby certify that on the 28th day of April, 1976, personally appeared before me, William F. Callahan, III, to me known, and who declares that he is and is known by me to be the President of Maple Products, Inc., the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing Articles of Merger in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                                         /s/ Richard P. Callahan
                                                         -----------------------
                                                         Richard P. Callahan
                                                         Notary Public



                                              My commission expires:     6/28/78

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                             ARTICLES OF ASSOCIATION


The name of the corporation shall be        MAPLE PRODUCTS, INC.
                                            ------------------------------------

The initial registered agent shall be       STEPHEN R. ASTLE
                                            ------------------------------------

with registered office at                   167 PORTLAND STREET, ST. JOHNSBURY,
                                            VERMONT  05819
                                            ------------------------------------

The period of duration shall be (if perpetual so state)    PERPETUAL
                                                           ---------------------
This corporation is organized for the purpose of


HERE SET OUT PURPOSES
CLEARLY AND BRIEFLY, USING              To engage in the manufacture, sale and
SEPARATE PARAGRAPHS TO COVER   distribution of maple sugar and syrup products of
EACH SEPARATE PURPOSE.         all types, both at retail and at wholesale.

                                        To carry on any other business or effect
                               any other object not repugnant to the laws of the State of Vermont, and to do everything necessary, proper, advisable or convenient for the accomplishment of such other business or to effect such other object. The Corporation shall have and may exercise all of the power specified in the Vermont Business Corporation Act, as from time to time in force and effect.

                                        The internal affairs of the Corporation
                               shall be conducted in accordance with the provisions of the By-laws of the Corporation, as adopted and as amended from time to time by the Board of Directors of the Corporation, and in accordance with the Vermont Business Corporation Act, as from time to time in force and effect.

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The aggregate number of shares the corporation shall have authority to issue is _____________ shares, preferred, with a par value of (if no par value, so state) 5,000 shares, common, with a par value of (if no par value, so state) _______________

IF PREFERRED SHARES ARE PROVIDED
FOR, STATE HERE BRIEFLY THE TERMS OF
PREFERENCE.

IF SHARES ARE TO BE DIVIDED INTO
CLASSES OR SERIES, STATE HERE THE
DESIGNATIONS, PREFERENCES,
LIMITATIONS, AND RELATIVE RIGHTS OF
EACH CLASS OR SERIES.

The initial board of directors shall have 3 members (must be at least 3) with the following serving as directors until their successors be elected and qualify:

        NAME                               POST OFFICE ADDRESSES
--------------------------------------------------------------------------------

WILLIAM F. CALLAHAN, III     433 EAST 56TH STREET, NEW YORK, NY 10022
--------------------------------------------------------------------------------

ARTHUR S. LAUNDON            10 BUTLERS ISLAND ROAD, TOKENEKE, DARION, CT 06820
--------------------------------------------------------------------------------

STEPHEN R. ASTLE             8 MAPLE STREET, LYNDONVILLE, VT 05851
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated at ST. JOHNSBURY, in the County of at CALEDONIA this 14TH day of MAY, 1975.

    INCORPORATORS                          POST OFFICE ADDRESS

                             9 PROSPECT STREET, ST. JOHNSBURY, VT  05819
--------------------------------------------------------------------------------
John L. Primmer
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Names must be PRINTED OR TYPED UNDER ALL SIGNATURES, NO. 101 ACTS OF 1965

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                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

                                       of

                                MAPLE GROVE, INC.

a corporation organized and existing under the laws of the State of Vermont with its registered office at 167 PORTLAND STREET, ST. JOHNSBURY, VT called a meeting of the shareholders on the 12TH day of FEBRUARY, 1985 to amend its Articles of Association as follows:

(If additional space is needed, use the reverse side)

     TO CHANGE THE CORPORATION'S NAME FROM MAPLE GROVE, INC. TO MAPLE GROVE FARMS OF VERMONT, INC.

At the time of the meeting there were 100 shares outstanding and 100 entitled to vote (if the shares of any class are entitled to vote as a class, designate below the class and number of outstanding shares).

The number of shares voting for and against the amendment were (if the shares of any class are entitled to vote as a class, designate below the class and number of outstanding shares). 100 For

________________________________________________________________________________

Date:  FEBRUARY 12, 1985
                                                    /s/ Willam F. Callahan, III
                                                    ----------------------------
                                                              President
                                                       William F. Callahan, III

                                                    /s/ Susan M. Callahan
                                                    ----------------------------
                                                              Secretary
                                                          Susan M. Callahan